Exhibit 16.1

January 17, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read TSS Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 17, 2014 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP